SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                           DECEMBER 15, 1997
                         ---------------------
                           (Date of Report)


                     GLOBAL MED TECHNOLOGIES, INC.
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        (Exact Name of Registrant as specified in its charter)



                               COLORADO
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            (State or other jurisdiction of incorporation)


        0 - 22083                           84-1116894
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     (Commission File Number) (IRS Employer Identification Number)


          12600 WEST COLFAX, SUITE A-500, LAKEWOOD, CO  80215
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      (Address of principal executive offices including zip code)


                            (303)  238-2000
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          (Registrant's telephone number including area code)


                            NOT APPLICABLE
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     (Former name or former address, if changed since last report)



        This report consists of 2 sequentially numbered pages.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
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     On December 15, 1997, Global Med Technologies, Inc. ("the Company")
and National Medical Review Offices, Inc. ("NMRO") closed the sale of the Company's DataMed International Division ("DataMed") for $1,200,000 and the assumption of certain obligations of DataMed. Included in the obligations assumed or paid by NMRO were accounts payable (excluding intercompany payables), certain accrued expenses not to exceed approximately $127,000, capitalized leases of approximately $500,000, a new lease on approximately 10,500 square feet of office space in which DataMed's operations are located, accrued payroll and vacation pay for DataMed employees and certain sales commissions.

     The transaction was approved by the Company's shareholders at the Company's annual meeting of shareholders held on December 2, 1997. In connection with the closing, the Company and Michael I. Ruxin, M.D., the Company's Chief Executive Officer, executed an agreement not to compete with NMRO in the substance abuse testing business, not to solicit customers of NMRO and to maintain the confidentiality of trade secrets of that business.

     Effective at Closing, the existing Interim Management Agreement (the "Management Agreement"), which was entered into between the Company and NMRO on July 7, 1997, effective July 1, 1997, terminated. Under the Management Agreement, NMRO assumed the direction and control of the business and operations of DataMed.

     Also effective at the Closing, Bart K. Valdez resigned as Chief Financial Officer of the Company and Paul A. Thompson was appointed to the position of Chief Financial Officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     None


                              SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: December 19, 1997            GLOBAL MED TECHNOLOGIES, INC.



                              By /s/ MICHAEL I. RUXIN
                                 -----------------------------------
                                     Michael I. Ruxin
                                     Chief Executive Officer



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